SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrantþ
Filed by a Party other than the Registranto

Check the appropriate box:

  þPreliminary Proxy Statement
  oConfidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  oDefinitive Proxy Statement
  oDefinitive Additional Materials
  oSoliciting Material under Rule 14a-12

PROVIDENCE RESOURCES, INC.
(Name of Registrant as Specified in its Charter)

n/a

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

þ	No fee required.
o	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
o	Fee paid previously with preliminary materials.
o	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
	and	identify the filing for which the offsetting fee was paid previously. Identify the
	previous	filing by registration statement number, or the Form or Schedule and the date of
	its	filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration No.:
	3)	Filing Party:
	4)	Date Filed:

July __, 2010

Dear Stockholder:

Providence Resources, Inc. cordially invites you to attend a Special Meeting of Stockholders at 10:00 a.m., Central Time, on Tuesday the 31st of August, 2010.

Stockholders may attend the Special Meeting in person at our executive offices located at 500 N. Capital of Texas Highway, Building 3, Suite 100, Austin, Texas, 78746.

Please find enclosed a notice of the Special Meeting, a proxy statement describing the business to be transacted at the Special Meeting, and a proxy card for use in voting at the Special Meeting. These items are also available for viewing on the Internet at www.shareholdermaterial.com/PRVS. Copies of these items are available upon request by writing to us at our corporate address or emailing us at providence-resources@live.com.

Business matters to be acted upon at the Special Meeting are described in detail in the accompanying notice and proxy statement. During the Special Meeting we will also report on our progress and provide an opportunity for questions of general interest to our stockholders.

Thank you.

Sincerely,

Gilbert Burciaga

Chief Executive Officer, Chief Financial Officer, and Director

500 N. Capital of Texas Highway, Building 3, Suite 100 Austin, Texas 78746

PROVIDENCE RESOURCES, INC.

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS

Notice is hereby given by Providence Resources, Inc., (the “Corporation”) that a Special Meeting of Stockholders (the “Special Meeting”) will be held at 10:00 a.m., Central Time, on Tuesday the 31st of August, 2010. Stockholders may attend the Special Meeting in person at our executive offices located at 500 N. Capital of Texas Highway, Building 3, Suite 100, Austin Texas, 78746.

At the Special Meeting, stockholders will vote on a proposal to effect a reverse stock split to consolidate the Corporation’s issued and outstanding share capital on the basis of one (1) new share of common stock for six (6) old shares of common stock (6:1) without changing its authorized share capital. Information regarding the reverse stock split is set forth in the proxy statement that accompanies this notice.

The board of directors of the Corporation has fixed the close of business on July 14, 2010, as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting. A complete list of the stockholders entitled to notice of and to vote at the Special Meeting will be maintained at the Corporation’s principal executive offices during ordinary business hours for a period of ten days prior to the Special Meeting. The list will be open to the examination of any stockholder for any purpose germane to the Special Meeting during this time. The stockholders list will also be produced at the time and place of the Special Meeting and will be open during the whole time thereof.

By Order of the Board of Directors,

Gilbert Burciaga

Chief Executive Officer, Chief Financial Officer, and Director

Your vote is very important. Whether or not you expect to attend the Special Meeting in person, please mark, sign, date, and return the enclosed proxy card at your earliest convenience in the envelope provided. If you do attend the Special Meeting in person, we will discard your proxy and you may place your vote at that time. Non-U.S. stockholders should return their executed proxy cards by fax to Interwest Transfer Company, Inc., attn: Julie Felix, at 001 (801) 277-3147. Ms. Felix’s phone number is 001 (801) 272-9294.

If you hold your shares in “street-name,” please note that only your brokerage firm or bank can sign a proxy on your behalf, and only upon receipt of your specific instructions. We urge you to contact the person responsible for your account today, and instruct them to execute a proxy in favor of the matters presented in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on August 31, 2010:

The Notice of Special Meeting of Stockholders, Proxy Statement, and Proxy Card are Available on the Internet at www.shareholdermaterial.com/PVRS

iii

PROVIDENCE RESOURCES, INC.

PROXY STATEMENT FOR THE SPECIAL MEETING OF

STOCKHOLDERS

Introduction

This proxy statement is furnished by Providence Resources, Inc., in connection with the solicitation of proxies for use at the Special Meeting of Stockholders to be held at 10:00 a.m., Central Time, on Tuesday the 31st of August, 2010, and at any and all adjournments thereof, at our executive offices located at 500 N. Capital of Texas Highway, Building 3, Suite 100, Austin, Texas, 78746. This proxy statement is first being mailed to stockholders on or about July __, 2010.

Providence Resources, Inc.’s Board of Directors has Proposed One Matter to the Stockholders and has Solicited the Proxy Card Attached Hereto.

Unless we indicate otherwise or unless the context requires otherwise, all references in this proxy statement to “we,” “us,” “our,” or the “Corporation” are to Providence Resources, Inc., and its subsidiaries. All references in this proxy statement to “Special Meeting” are to the Special Meeting of Stockholders to which this proxy statement refers.

Questions and Answers

Q.	Why did I receive this proxy statement?
A.	You received this proxy statement as notice of the Special Meeting pertaining to a proposal to effect a reverse stock split on the basis of six (6) existing shares in exchange for one (1) new share (6:1) of the Corporation’s issued and outstanding common stock. The board of directors of the Corporation has fixed the close of business on July 14, 2010, as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting
Q.	Why does the Corporation propose to effect a reverse stock split?
A.	We propose to effect a reverse stock split to support a more attractive share price, potentially reduce stockholder transaction costs, encourage trading liquidity, increase earnings per share visibility in the event earnings are realized, and allow us to pursue additional financing.
Q.	What would be the effect of the reverse stock split?
A.	A reverse stock split would consolidate our issued and outstanding shares on a six (6) to one (1) (6:1) basis creating one (1) new share for each six (6) existing shares of the Corporation’s common stock held as of the close of business on the effective date. A reverse stock split would not affect the number of authorized common shares, the par value of those shares, or the voting and other rights that accompany those shares. The ticker symbol (which is “PRVS”) and the CUSIP number would change as a result of a reverse stock split.

Proxy Statement for the Special Meeting of Stockholders

Q.	Would stockholders need to take any action in connection with the reverse stock split?
A.	Stockholders who hold their shares in “street name” with nominees or brokerages would not be required to take any action. An adjustment to effect a reverse stock split would be automatically implemented on the effective date.
Stockholders who hold their shares in certificate form would also not be required to take any action as an adjustment would be implemented by the Corporation’s transfer agent on the effective date. However, stockholders who might wish to physically receive certificates that indicate reverse stock split shares would have to surrender their pre-split share certificates to the Corporation’s transfer agent in exchange for new certificates that evidence post-split shares and a new CUSIP number.
Q.	Would fractional shares of the Corporation’s common stock be adjusted?
A.	Yes. Each fractional share created as a result of a reverse stock split would be rounded up as an additional whole share.
Q.	When do you expect the reverse stock split to be effected?
A.	If approved at the Special Meeting, the effective date of a reverse stock split will be determined in coordination with FINRA (Financial Industry Regulatory Authority, Inc) and published prior to implementation.
Q.	What happens if additional matters are presented at the Special Meeting?
A.	No other business will be acted upon at the Special Meeting.
Q.	What do I need to do now?
A.	Vote, either in person or by proxy. You may vote by proxy by submitting your proxy card, attached hereto.
Q.	What is a proxy?
A.	A proxy is your legal designation of another person who is then considered your proxy to vote the stock you own. Should you designate someone as your proxy in a written document, that document also is called a proxy. The Corporation has designated each of Gilbert Burciaga, our chief executive officer, chief financial officer, and a director, and Nora Coccaro, our vice president of corporate affairs and a director, to act as proxies for the Special Meeting.
Q.	Who may vote at the Special Meeting?
A.	You may vote your common stock if the Corporation’s records show that you owned your shares as of the close of business on July 14, 2010. You may cast one vote for each share of common stock held by you on all matters presented. As of the record date, there were 62,472,179 shares of common stock issued and outstanding.

Proxy Statement for the Special Meeting of Stockholders

Q.	What is the quorum requirement for the Special Meeting?
A.	A majority of the Corporation’s outstanding shares as of the record date must be present at the Special Meeting in order to conduct business. This requirement is called a quorum. Your shares will be counted for purposes of determining quorum if you (i) are present and vote in person at the Special Meeting, or (ii) have properly submitted a proxy card.
Q.	What is the voting requirement to approve the reverse stock split?
A.	The voting requirement to approve the proposal is the affirmative vote of a majority of the votes cast at the Special Meeting, assuming a quorum is present.
Q.	How can I vote my shares held in street name at the Special Meeting?
If you hold shares beneficially in street name you must contact the person responsible for your account and instruct them to execute and submit a proxy in response to the matters presented. Should you not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a beneficial owner fails to give voting instructions with respect to “non-routine” matters. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Therefore, although broker non-votes are counted for purposes of determining a quorum, broker non-votes will not otherwise affect the outcome of the sole matter being voted on at the Special Meeting.
Q.	How can I vote my shares in person at the Special Meeting?
A.	If your shares are registered directly in your name with the Corporation’s transfer agent, you are considered the “stockholder of record” with respect to those shares so the proxy materials and proxy card are sent directly to you. As the stockholder of record, you have the right to vote in person at the Special Meeting. If you choose to do so, you can bring the enclosed proxy card or vote using the ballot provided at the Special Meeting. However, even if you plan to attend the Special Meeting, the board recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Special Meeting.
Some of the Corporation’s stockholders hold their shares in street name through a stockbroker, bank, or other nominee rather than directly in their own name. In that case, you are considered the
“beneficial	owner” of shares held in street name, so the proxy materials are forwarded to you by
your	stockbroker together with a voting instruction card. Since a beneficial owner is not the
stockholder	of record, you may not vote these shares in person at the Special Meeting unless you
obtain	a “legal proxy” from the broker, trustee, or nominee that holds your shares, giving you the
right	to vote those shares at the Special Meeting. If you wish to attend the Special Meeting and
vote	in person, you will need to contact your broker, trustee, or nominee to obtain a legal proxy.
Q.	How can I vote my shares without attending the Special Meeting?
A.	Whether you hold shares directly as the stockholder of record or beneficially in street name, you
may	direct your vote without attending the Special Meeting by completing and mailing your
proxy	card in the enclosed pre-paid envelope or by instructing your stockbroker to do so.

Proxy Statement for the Special Meeting of Stockholders

Q.	What happens if I do not give specific voting instructions?
A.	If you hold shares as a record holder, and you sign and return a proxy card without giving specific
	voting	instructions, your shares will be voted as recommended by our board of directors. If you
	do	not return a proxy and do not vote at the Special Meeting in person, your shares will not be voted.
	If	you hold your shares through a broker, bank, or other nominee and you do not provide
	instructions	on how to vote, your broker or other nominee will not have the authority to vote your
	shares	at the Special Meeting, so your shares will not be voted.
Q.	Is my vote confidential?
A.	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled
	in	a manner that protects your voting privacy. Your vote will not be disclosed either within the
	Corporation	or to third parties, except: (i) as necessary to meet applicable legal requirements,
	(ii)	to allow for the tabulation of votes and certification of the vote, and (iii) to facilitate a
	successful	proxy solicitation. Occasionally, stockholders provide written comments on their
	proxy	card, which may be forwarded to the Corporation’s management.
Q.	Where can I find the voting results of the Special Meeting?
A.	The preliminary voting results will be announced at the Special Meeting. The final voting results
	will	be tallied by our transfer agent and published by the Corporation on Form 8-K.
Q.	Why do you need stockholder approval for the proposal?
A.	We are obligated to seek stockholder approval for the proposal pursuant to the Texas Business
	Organizations	Code.
Q.	Whom can I contact with questions?
A.	If you have any questions about the reverse stock split, please contact the Corporation’s chief
	executive	officer, Gilbert Burciaga, by telephone at (512) 970-2888 or the Corporation’s vice-
	president	of corporate affairs, Nora Coccaro, by telephone at (210) 807-4204.
Q.	How does the board of directors recommend that I vote?
A.	The board of directors recommends that you vote FOR the proposal.

Proposal to Effect a Reverse Stock Split

On June 11, 2010, the Corporation’s board of directors approved, subject to stockholder approval, a reverse stock split to consolidate the Corporation’s issued and outstanding share capital on the basis of one (1) new share of common stock for six (6) old shares of common stock (6:1) without changing its authorized share capital of two hundred and fifty million (250,000,000) common shares par value $0.0001.

Proxy Statement for the Special Meeting of Stockholders

PURPOSE FOR EFFECTING A REVERSE STOCK SPLIT

Our board of directors believes that a reverse stock split is desirable for the following reasons:

§	Increased, more attractive share price. A reverse stock split may set our stock price to a level that we believe would be more consistent with similar companies. The resultant stock price may also meet investing guidelines for certain institutional investors and investment funds that are currently prevented under their guidelines from investing in our common stock.
§	Reduced stockholder transaction costs. Our stockholders may benefit from relatively lower trading costs associated with a higher stock price. Many investors pay commissions based on the number of shares traded when they buy or sell our common stock. If our stock price increases, such investors might pay lower commissions to trade a fixed dollar amount of our stock than they would if our stock price were lower.
·	Improved trading liquidity. The combination of prospective interest from institutional investors and investment funds and potentially lower transaction costs could ultimately provide us with some trading liquidity in our common stock.
·	Increased earnings per share visibility. A decrease in our outstanding shares would result in increased visibility for our earnings per share and changes in our earnings per share, in the event earnings are realized.
·	Allow for an equity financing. Since we will require additional financing to fund operations our efforts to raise funds may include a private placement of our equity securities. The reverse stock split would aid in an equity financing in two ways. First, we anticipate that the principal effect of the reverse stock split would be to increase the market price per share of our common stock after giving effect to the reverse stock split. The Corporation believes that an increase in the price per share of its common stock would make an equity financing more attractive. Second, on a fully diluted basis, the Corporation does not have sufficient shares of unissued common stock available to complete an equity financing. A reverse stock split would consolidate the issued and outstanding shares to make available common stock for an equity financing.

EFFECT OF A REVERSE STOCK SPLIT

The principal effect of a reverse stock split would be that the number of shares of common stock issued and outstanding would decrease from 62,472,179 shares to approximately 10,412,030 shares (depending on the number of fractional shares that are rounded up as a result of a reverse stock split). A reverse stock split itself would not change the proportionate equity interests of our stockholders, nor would the respective voting rights and other rights of stockholders be altered. The common stock issued as a result of a reverse stock split would remain fully paid and non-assessable. The number of authorized common shares and the par value of those common shares would remain the same. The ticker symbol (which is “PRVS”) and the CUSIP number would change as a result of the reverse stock split.

Proxy Statement for the Special Meeting of Stockholders

FEDERAL INCOME TAX CONSEQUENCES OF A REVERSE STOCK SPLIT

The following summary of certain material federal income tax consequences of a reverse stock split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, the following summary does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this proxy statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of common stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending on the facts and circumstances of such stockholder.

Each stockholder is urged to consult with such stockholder's tax advisor with respect to the particular tax consequences of a reverse stock split.

No gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to a reverse stock split. The aggregate tax basis of the shares received in a reverse stock split would be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for shares received as the result of a reverse stock split would include the period during which the stockholder held the shares surrendered as a result of a reverse stock split. The Corporation’s views regarding the tax consequences of a reverse stock split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of a reverse stock split may vary significantly as to each stockholder, depending on the state in which such stockholder resides.

POTENTIAL CONSEQUENCES OF EFFECTING A REVERSE STOCK SPLIT

The prospective market price of our common stock might not be sustainable at the direct arithmetic result of a reverse stock split. If the prospective market price of our common stock declines after a reverse stock split, our total market capitalization (the aggregate value of all of our outstanding common stock at the then existing market price) after a split would be lower than before a split.

We believe that a higher stock price might help generate investor interest in our common stock. However, the proposed reverse stock split might not result in a stock price that would attract institutional investors or investment funds or satisfy the investing guidelines of institutional investors or investment funds. As a result, there may be no trading liquidity in our common stock.

If a reverse stock split is implemented and the prospective market price of our common stock on the OTCBB declines, the percentage decline may be greater than would have occurred in the absence of a split. The future market price of our common stock would, however, also be based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares of common stock that would be outstanding after a reverse stock split.

Even if the reverse stock split is effected, the completion of a financing would be subject to a number of conditions and uncertainties beyond the Corporation's control, including economic and market conditions. The Corporation, therefore, cannot provide you with any assurance as to the Corporation's ability to complete a future equity financing, the terms of such future financing, the timing of such financing, or the gross proceeds that the Corporation might receive from such financing.

Proxy Statement for the Special Meeting of Stockholders

If this proposal is approved by the stockholders at the Special Meeting, the board of directors will declare an effective date for a reverse stock split of the Corporation’s common stock in coordination with the Corporation’s transfer agent. The declaration of an effective date for a reverse stock split is expected to take place promptly after the Special Meeting. Nonetheless, if in the judgment of the board of directors, any circumstances exist which would make such filing inadvisable, then, in accordance with the Texas Business Organizations Code and notwithstanding the approval of the Corporation’s stockholders, the board of directors may abandon such reverse stock split, either before or after approval and authorization thereof by the stockholders, at any time prior to effectiveness.

BOARD RECOMMENDATION

Notwithstanding the above-mentioned potentially negative consequences that could impact holders of the Corporation’s common stock in connection with effecting a reverse stock split, the Corporation’s board of directors believes that the potentially positive consequences that might come from the proposed reverse stock split greatly outweigh such potentially negative consequences. Accordingly, the Corporation’s board of directors recommends voting FOR the adoption and approval of the reverse stock split.

Additional General Information

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Once the Corporation has determined the date of its next annual meeting, stockholders who would like to present a matter to a vote by the Corporation’s stockholders will be required to send all proposals, in advance of the meeting, to the Corporation at its address. The Corporation will provide notice of its next annual meeting and provide stockholders with a reasonable time to submit proposals before the Corporation begins to print and send out its proxy materials.

REVOCABILITY OF PROXY

Any of the Corporation’s stockholders may revoke their proxy and change their vote at any time before the final vote at the Special Meeting. A stockholder may do this by signing a new proxy card with a later date or by attending the Special Meeting and voting in person. However, such stockholder’s attendance at the Special Meeting will not automatically revoke their proxy unless they vote at the Special Meeting or specifically request in writing that their prior proxy be revoked.

DISSENTERS’ RIGHTS

No dissenters’ or appraisal rights are available to the Corporation’s stockholders under the Texas Business Organizations Code, the Corporation’s articles of incorporation, or the Corporation’s bylaws in connection with the sole proposal presented hereto.

PERSONS MAKING THE SOLICITATION

The solicitation of this proxy is made by the Corporation. None of the Corporation’s directors have informed us in writing that they intend to oppose a reverse stock split of the Corporation’s common stock.

Proxy Statement for the Special Meeting of Stockholders

The Corporation will pay the costs of the solicitation of proxies (under $10,000). The Corporation may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, the Corporation’s board members, officers and employees may solicit proxies on the Corporation’s behalf, without additional compensation, personally or by telephone.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than their respective security holdings, no director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, in the reverse stock split of the Corporation’s common stock. Each person with a substantial security holding interest is included in the Security Ownership Table, below.

The Corporation’s executive officer and directors intend to vote FOR the reverse stock split and have a similar interest in the reverse stock split to their fellow stockholders.

VOTING SECURITIES

The record date for purposes of determining the stockholders entitled to vote and to whom this proxy statement is to be sent is July 14, 2010. As of the record date, we had 62,472,179 shares of common stock issued and outstanding and entitled to vote on the reverse stock split, with each share of common stock entitled to one vote. The Corporation’s authorized common stock is two hundred and fifty million (250,000,000) common shares, par value $0.0001.

The following table sets forth certain information concerning the ownership of the Corporation’s shares of common stock issued and outstanding as of the record date with respect to: (i) all directors; (ii) each person known by us to be the beneficial owner of more than five percent of our common stock; and (iii) our directors and executive officers as a group.

	Security Ownership Table

Names and Addresses of Managers and	Title of		Percent of
		Number of Shares
Beneficial Owners	Class		Class

Gilbert Burciaga, CEO, CFO, PAO, director		0
500 N. Capital of Texas Highway	Common		0%
Building 3, Suite 100, Austin, Texas 78746		(8,600,000 options)

Markus Mueller, director		8,434,384
	Common		13.5%
Bleicherweg 66, CH-8022, Zurich, Switzerland		(700,000 options)

Nora Coccaro, director		453,520
Rio Negro 1245, Apartment 102	Common		0.7%
Postal Code 1100, Montevideo, Uruguay		(550,000 options)

Christian Russenberger*, director		1,120,000
		(700,000 options,
Meierhofrain 36, CH-8820	Common		1.8%
		25,000,000 convertible shares,
Wädenswil, Switzerland		166,543 warrants)

Officer and directors (four) as a group	Common	10,007,904	16.0%

*	Mr. Russenberger is considered the beneficial owner of (i) 1,120,000 common shares and $1,400,000 in debt convertible into 17,500,000 common shares held by Global Project Finance AG and (ii) $600,000 in debt convertible into 7,500,000 common shares and 166,543 warrants to purchase common shares held by CR Innovations AG.

The Corporation has no knowledge of any change in control since January 1, 2009.

Proxy Statement for the Special Meeting of Stockholders

VOTING PROCEDURES

Approval of a reverse stock split requires the affirmative vote of a majority of the votes cast at the Special Meeting, assuming a quorum is present. Broker non-votes are counted solely for the purpose of determining a quorum.

WHERE YOU CAN FIND MORE INFORMATION

The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. The Corporation files reports, proxy statements, and other information with the Commission. The public may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The statements and forms we file with the Commission have been filed electronically and are available for viewing or copy on the Commission maintained Internet site that contains reports, proxy statements, and other information regarding issuers that file electronically with the Commission. The Internet address for this site can be found at: www.sec.gov.

Copies of the notice of the Special Meeting, this proxy statement, the proxy card, or the Corporation’s most recent quarterly and annual reports will be mailed or emailed to any stockholder without charge upon request to the Corporation at the Corporation’s mailing address or email address, providence-resources@live.com.

The notice of the Special Meeting, this proxy statement, and the proxy card are available on the Internet at www.shareholdercommunications.com/PVRS.

Stockholders are urged to immediately mark, date, sign and return the enclosed proxy in the envelope provided. Non-U.S. stockholders should return their executed proxy card by fax to Interwest Transfer Company, Inc., attn: Julie Felix, at 001 (801) 277-3147. Ms. Felix’s phone number is 001 (801) 272-9294.

Proxy Statement for the Special Meeting of Stockholders

PROVIDENCE RESOURCES, INC.

Special Meeting of Stockholders – August 31, 2010

P THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Providence Resources, Inc., does hereby nominate, R constitute and appoint each of Gilbert Burciaga and Nora Coccaro as the true and lawful proxies, agents and attorneys of the undersigned, with full powers of O substitution, to vote for the undersigned, all of the common stock of Providence Resources, Inc., standing in the name of the undersigned at the Special Meeting of X Stockholderson Tuesday the 31st of August, 2010, to be held at 500 N. Capital of Texas Highway, Building 3, Suite 100, Austin, Texas, 78746, at 10:00 a.m., local time, or at Y any adjournment or postponement thereof, with all of the powers which would be possessed by the undersigned if personally present.

IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE

VOTED FOR THE PROPOSAL.x Please mark vote as in this example.

PROPOSAL			NOTE: Please print and sign name exactly
as your name (or names) appears hereon.
Approval of the reverse stock split of			When signing as attorney, executor,
Providence Resources, Inc.’s common stock			administrator, trustee or guardian please
on the basis of six (6) shares for one (1) share			give full title. If more than one trustee, all
should sign. All joint owners must sign.

FOR AGAINST ABSTAIN			Signature
o	o	o	Print
Date

Signature
Print
Date

Please mark, date, sign and return this proxy card in the envelope provided. Non-U.S. stockholders should return this proxy card by fax to Interwest Transfer Company, Inc., attn: Julie Felix, at 001 (801) 277-3147. Ms. Felix’s phone number is 001 (801) 272-9294.